UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015

METABOLIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 28, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 1, 2015, the record date for the Annual Meeting, 135,353,764 shares were issued, outstanding and entitled to vote. At the Annual Meeting, the Company’s stockholders elected Anthony J. Sinskey and Matthew Strobeck to the Company’s Board of Directors for three-year terms expiring at the 2018 Annual Meeting of Stockholders and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Sinskey	102,992,712	792,519	13,729,889
Matthew Strobeck	103,628,726	156,505	13,729,889

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
117,322,694	150,173	42,253	0

The numbers set forth above do not reflect the Company’s 1-for-6 reverse stock split which was effected on May 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: June 1, 2015	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer